PRESS RELEASE
ATLANTIC CAPITAL BANCSHARES, INC. REPORTS SECOND QUARTER 2018 RESULTS
Atlanta, GA - July 25, 2018 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income of $8.2 million, or $0.31 per diluted share, for the second quarter of 2018, compared to $5.0 million, or $0.19 per diluted share, in the first quarter of 2018. Operating net income for the second quarter of 2018, excluding the gain on sale of Southeastern Trust Company, was $6.9 million, or $0.26 per diluted share, compared to $5.0 million, or $0.19 per diluted share, in the first quarter of 2018.
Second Quarter Highlights(1)

•	Reported return on average assets of 1.20% and return on average equity of 10.46%.

•	Reported net interest margin of 3.54%, an increase of 3 basis points from the first quarter of 2018.

•	Reported nonperforming assets to total assets of 0.14% and annualized net charge-offs to average loans of 0.03%.

•	Closed on the sale of Southeastern Trust Company in the second quarter of 2018 and recorded a net gain of $1.7 million.

•	Decreased noninterest expense $1.0 million to $17.4 million compared to the first quarter of 2018.

•	Improved efficiency ratio to 67.7% compared to 72.1% in the first quarter of 2018.
“As a result of higher loan yields, excellent credit quality, disciplined expense control, and good growth in our Atlanta market and specialty businesses, Atlantic Capital reported record earnings for the second quarter of 2018,” explained Douglas Williams, President and Chief Executive Officer.
Income Statement
Net interest income increased to $22.1 million in the second quarter of 2018 from $21.6 million in the first quarter of 2018, primarily as a result of higher loan yields from increases in short term interest rates. Net accretion income on acquired loans totaled $331,000 in the second quarter of 2018 compared to $448,000 in the first quarter of 2018.
Net interest margin was 3.54% in the second quarter of 2018, an increase of 3 basis points from the first quarter of 2018. The accretion from the acquired loan discount and amortization of time deposit premium contributed 7 basis points to the net interest margin in the second quarter of 2018 compared to 9 basis points in the first quarter of 2018.
Loan yields in the second quarter of 2018 increased 21 basis points to 4.95% from the first quarter of 2018 as a result of the increases in the federal funds rate and 1 month LIBOR, offset by a decrease in accretion income. Accretion income contributed 7 basis points to the loan yield in the second quarter of 2018 compared to 9 basis points in the first quarter of 2018.
The cost of total deposits in the second quarter of 2018 was 0.69%, an increase of 12 basis points from the first quarter of 2018. The cost of interest bearing deposits increased 16 basis points to 0.97% from the first quarter of 2018, driven by an increase in short term interest rates and increases in our deposit rates.
The provision for loan losses was ($173,000) in the second quarter of 2018 compared to $772,000 in the first quarter of 2018, primarily as a result of a decrease in loan balances, a lower level of net charge-offs, and improved credit quality.
Noninterest income totaled $5.3 million in the second quarter of 2018, an increase of $1.3 million from the first quarter of 2018. The second quarter included a gain of $1.7 million from the sale of Southeastern Trust Company and a loss of $169,000 from the disposal and sale of fixed assets related to the relocation of our Atlanta headquarters.

(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate for 2018 and 35% for 2017 and prior. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table beginning on page 12.

Service charges increased $116,000 primarily from an increase in account analysis and other fees. SBA income decreased $305,000 from $1.3 million in the first quarter of 2018.
Noninterest expense totaled $17.4 million in the second quarter of 2018 compared to $18.4 million in the first quarter of 2018. Salaries and employee benefits expense decreased by $1.2 million to $10.9 million, primarily from a decrease in severance related expense. This was offset by an increase of $128,000 in professional fees, mainly related to the sale of the trust company. In addition, other noninterest expense in the second quarter of 2018 included a $228,000 impairment on an SBIC investment.
Balance Sheet
Total loans were $1.94 billion at June 30, 2018, a decrease of $24.3 million from March 31, 2018, as commercial and industrial loans decreased $26.2 million during the quarter, primarily due to decreases in the Tennessee commercial market and an accelerated level of syndicated loan payoffs.
At June 30, 2018, the allowance for loan losses was $19.6 million, or 1.01% of loans held for investment, compared to $19.9 million, or 1.01% of loans held for investment as of March 31, 2018. Annualized net charge-offs to average loans totaled 0.03% in the second quarter of 2018 compared to 0.05% in the first quarter of 2018. Nonperforming assets totaled $3.7 million, or 0.14% of total assets, as of June 30, 2018, compared to $3.4 million, or 0.13% of total assets, as of March 31, 2018.
Total average deposits for the second quarter of 2018 were $2.14 billion, a decrease of $18.1 million from the first quarter of 2018. This decrease was the result of seasonal volatility in deposits for our Payments business along with a decrease in brokered deposits. Average transaction deposits, which includes DDA and NOW accounts, increased $29.6 million in the second quarter of 2018, compared to the first quarter.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Thursday, July 26, 2018, to discuss the financial results for the quarter ended June 30, 2018. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating noninterest income; (iii) taxable equivalent interest income; (iv) taxable equivalent net interest income; (v) taxable equivalent net interest margin; (vi) operating income before taxes; (vii) operating income tax expense; (viii) operating return on average assets; (ix) operating return on average equity; (x) tangible common equity; (xi) tangible book value per common share; (xii) efficiency ratio; and (xiii) operating diluted earnings per share, in its analysis of the Company's performance. Operating net income excludes the net gain on the sale of the trust company and the revaluation of net deferred tax assets. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.69 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, and northwest Georgia. Atlantic Capital also provides specialized financial services to select clients nationally.

Media Contact:
Ashley Carson
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contact:
Patrick Oakes
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2018		2017			For the six months ended June 30,
(in thousands, except share and per share data; taxable equivalent)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2018	2017
INCOME SUMMARY
Interest income (1)	$27,444	$26,085	$25,350	$24,566	$24,545	$53,529	$47,261
Interest expense	5,332	4,465	4,028	4,060	3,833	9,797	7,041
Net interest income	22,112	21,620	21,322	20,506	20,712	43,732	40,220
Provision for loan losses	(173)	772	282	322	1,980	599	2,614
Net interest income after provision for loan losses	22,285	20,848	21,040	20,184	18,732	43,133	37,606
Operating noninterest income (2)	3,650	3,983	3,568	3,477	5,287	7,633	9,144
Noninterest expense	17,361	18,392	20,594	17,504	17,623	35,753	35,367
Operating income before income taxes (2)	8,574	6,439	4,014	6,157	6,396	15,013	11,383
Operating income tax expense (3)	1,684	1,401	1,953	2,105	2,067	3,085	3,824
Operating net income (2)(3)	6,890	5,038	2,061	4,052	4,329	11,928	7,559
Net gain on sale of trust company, net of income tax	1,261	—	—	—	—	1,261	—
Revaluation of net deferred tax asset	—	—	17,398	—	—	—	—
Net income (loss) - GAAP	$8,151	$5,038	$(15,337)	$4,052	$4,329	$13,189	$7,559

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$0.31	$0.19	$(0.60)	$0.16	$0.17	$0.51	$0.29
Diluted earnings per share - operating (2)(3)	0.26	0.19	0.08	0.16	0.17	0.46	0.29
Book value per share	12.14	11.91	11.99	12.63	12.45	12.14	12.45
Tangible book value per common share (4)	11.23	10.98	11.05	11.67	11.47	11.23	11.47

PERFORMANCE MEASURES
Return on average equity - GAAP	10.46%	6.66%	(18.66)%	4.96%	5.48%	8.59%	4.88%
Return on average equity - operating (2)(3)	8.84	6.66	2.51	4.96	5.48	7.77	4.88
Return on average assets - GAAP	1.20	0.76	(2.24)	0.60	0.63	0.98	0.56
Return on average assets - operating (2)(3)	1.02	0.76	0.30	0.60	0.63	0.89	0.56
Taxable equivalent net interest margin	3.54	3.51	3.39	3.26	3.26	3.52	3.23
Efficiency ratio	67.65	72.13	83.45	73.65	68.37	69.88	72.35

CAPITAL
Average equity to average assets	11.50%	11.34%	11.99%	11.99%	11.47%	11.42%	11.45%
Tangible common equity to tangible assets	10.99	10.50	9.91	11.48	10.99	10.99	10.99
Tier 1 capital ratio	11.9 (6)	11.3	11.2	11.3	10.9	11.9 (6)	10.9
Total risk based capital ratio	14.9 (6)	14.3	14.1	14.3	14.0	14.9 (6)	14.0
Number of common shares outstanding - basic	26,102,217	25,772,208	25,712,909	25,716,418	25,654,521	26,102,217	25,654,521
Number of common shares outstanding - diluted	26,336,871	26,000,216	25,891,225	25,967,575	25,931,671	26,336,871	25,931,671

ASSET QUALITY
Allowance for loan losses to loans held for investment	1.01%	1.01%	1.00%	0.99%	1.11%	1.01%	1.11%
Net charge-offs to average loans (5)	0.03	0.05	(0.04)	0.68	0.01	0.04	0.14
Non-performing assets to total assets	0.14	0.13	0.14	0.23	0.52	0.14	0.52

(1)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for all periods ending in 2018 and 35% for all periods ending in 2017, reflecting the statutory federal income tax rates. (2)Excludes gain on sale of trust company. (3)Excludes revaluation of net deferred tax asset. (4)Excludes effect of acquisition related intangibles. (5)Annualized. (6)Amounts are estimates as of 6/30/18.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	June 30,	March 31,	December 31,	June 30,
(in thousands, except share data)	2018	2018	2017	2017
ASSETS
Cash and due from banks	$55,612	$39,985	$38,086	$45,008
Interest-bearing deposits in banks	42,477	62,787	281,247	36,171
Other short-term investments	14,712	9,669	10,681	17,459
Cash and cash equivalents	112,801	112,441	330,014	98,638
Investment securities available-for-sale	453,968	458,730	449,117	450,273
Other investments	36,190	37,949	32,174	26,741
Loans held for sale	1,612	835	1,487	1,744
Loans held for investment	1,934,311	1,959,421	1,933,839	1,962,091
Less: allowance for loan losses	(19,583)	(19,885)	(19,344)	(21,870)
Loans held for investment, net	1,914,728	1,939,536	1,914,495	1,940,221
Premises and equipment, net	16,878	15,475	12,054	11,997
Bank owned life insurance	64,391	64,014	63,667	62,901
Goodwill and intangible assets, net	27,012	27,485	27,633	28,446
Other real estate owned	1,288	927	1,215	1,819
Other assets	61,806	61,273	59,565	79,795
Total assets	$2,690,674	$2,718,665	$2,891,421	$2,702,575

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$595,867	$599,838	$732,442	$612,744
Interest-bearing checking	332,481	302,636	306,331	250,254
Savings	27,559	29,407	26,573	30,170
Money market	865,913	911,449	1,117,891	882,824
Time	152,111	140,594	138,612	142,915
Brokered deposits	92,656	112,376	128,816	195,047
Total deposits	2,066,587	2,096,300	2,450,665	2,113,954
Federal funds purchased and securities sold under agreements to repurchase	73,024	47,855	—	15,000
Federal Home Loan Bank borrowings	150,000	185,000	45,000	180,000
Long-term debt	49,620	49,577	49,535	49,451
Other liabilities	34,673	32,874	37,796	24,735
Total liabilities	2,373,904	2,411,606	2,582,996	2,383,140

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017	—	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 26,102,217, 25,772,208, 25,712,909, and 25,654,521 shares issued and outstanding as of June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017, respectively	304,793	300,893	299,474	297,610
Retained earnings	26,844	18,693	12,810	24,095
Accumulated other comprehensive (loss) income	(14,867)	(12,527)	(3,859)	(2,270)
Total shareholders’ equity	316,770	307,059	308,425	319,435
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,690,674	$2,718,665	$2,891,421	$2,702,575

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except share and per share data)	Three months ended					Six months ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST INCOME
Loans, including fees	$23,779	$22,675	$22,043	$21,491	$21,361	$46,454	$41,355
Investment securities available-for-sale	2,687	2,592	2,510	2,298	2,355	5,279	4,373
Interest and dividends on other interest‑earning assets	880	715	584	562	606	1,595	1,055
Total interest income	27,346	25,982	25,137	24,351	24,322	53,328	46,783

INTEREST EXPENSE
Interest on deposits	3,651	3,044	2,856	2,693	2,481	6,695	4,528
Interest on Federal Home Loan Bank advances	766	509	323	459	452	1,275	754
Interest on federal funds purchased and securities sold under agreements to repurchase	92	83	26	84	76	175	112
Interest on long-term debt	823	829	823	824	824	1,652	1,647
Total interest expense	5,332	4,465	4,028	4,060	3,833	9,797	7,041

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	22,014	21,517	21,109	20,291	20,489	43,531	39,742
Provision for loan losses	(173)	772	282	322	1,980	599	2,614
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	22,187	20,745	20,827	19,969	18,509	42,932	37,128

NONINTEREST INCOME
Service charges	1,308	1,192	1,206	1,247	1,274	2,500	2,623
Gains (losses) on sale of securities	(2)	—	17	(80)	—	(2)	—
Gains (losses) on sale of other assets	(166)	(46)	(46)	44	666	(212)	744
Mortgage income	363	304	290	320	388	667	645
Trust income	507	518	482	437	488	1,025	895
Derivatives income	20	114	94	(3)	116	134	65
Bank owned life insurance	378	369	384	384	384	747	762
SBA lending activities	997	1,302	843	888	1,171	2,299	2,398
Gains on sale of branches	—	—	—	—	302	—	302
Gain on sale of trust company	1,681	—	—	—	—	1,681	—
Other noninterest income	245	230	298	240	498	475	710
Total noninterest income	5,331	3,983	3,568	3,477	5,287	9,314	9,144

NONINTEREST EXPENSE
Salaries and employee benefits	10,921	12,077	13,298	10,409	10,603	22,998	21,668
Occupancy	1,211	1,355	1,156	1,129	1,074	2,566	2,304
Equipment and software	904	787	872	776	996	1,691	1,801
Professional services	960	832	1,280	1,595	973	1,792	1,877
Postage, printing and supplies	61	58	114	63	78	119	163
Communications and data processing	1,003	1,043	1,111	982	1,069	2,046	2,056
Marketing and business development	191	190	225	272	179	381	449
FDIC premiums	197	147	212	308	132	344	446
Merger and conversion costs	—	—	—	—	304	—	304
Amortization of intangibles	319	343	367	391	425	662	895
Foreclosed property/problem asset expense	2	282	7	7	107	284	110
Other noninterest expense	1,592	1,278	1,952	1,572	1,683	2,870	3,294
Total noninterest expense	17,361	18,392	20,594	17,504	17,623	35,753	35,367

INCOME BEFORE PROVISION FOR INCOME TAXES	10,157	6,336	3,801	5,942	6,173	16,493	10,905
Provision for income taxes	2,006	1,298	19,138	1,890	1,844	3,304	3,346
NET INCOME (LOSS)	$8,151	$5,038	$(15,337)	$4,052	$4,329	$13,189	$7,559

Net income (loss) per common share ‑ basic	$0.31	$0.20	$(0.60)	$0.16	$0.17	$0.51	$0.30
Net income (loss) per common share ‑ diluted	$0.31	$0.19	$(0.60)	$0.16	$0.17	$0.51	$0.29
Weighted average shares - basic	26,010,914	25,750,824	25,723,548	25,699,179	25,621,910	25,881,587	25,472,132
Weighted average shares - diluted	26,200,026	25,945,773	25,888,064	25,890,779	25,831,281	26,073,602	25,753,633

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	June 30, 2018			March 31, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$97,501	$562	2.31%	$78,207	$397	2.06%
Other short-term investments	9,262	64	2.77	10,346	63	2.47
Investment securities:
Taxable investment securities	378,291	2,212	2.35	375,771	2,116	2.28
Non-taxable investment securities(1)	76,343	573	3.01	78,146	579	3.00
Total investment securities	454,634	2,785	2.46	453,917	2,695	2.41
Total loans	1,927,063	23,779	4.95	1,938,953	22,675	4.74
FHLB and FRB stock	19,357	254	5.26	17,895	255	5.78
Total interest-earning assets	2,507,817	27,444	4.39	2,499,318	26,085	4.23
Non-earning assets	210,254			205,504
Total assets	$2,718,071			$2,704,822
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,254,153	2,798	0.89	1,257,580	2,251	0.73
Time deposits	148,134	385	1.04	139,788	314	0.91
Brokered deposits	100,425	468	1.87	117,787	479	1.65
Total interest-bearing deposits	1,502,712	3,651	0.97	1,515,155	3,044	0.81
Total borrowings	185,856	858	1.85	156,822	592	1.53
Total long-term debt	49,592	823	6.66	49,550	829	6.79
Total interest-bearing liabilities	1,738,160	5,332	1.23	1,721,527	4,465	1.05
Demand deposits	633,113			638,730
Other liabilities	34,255			37,744
Shareholders' equity	312,543			306,821
Total liabilities and shareholders' equity	$2,718,071			$2,704,822
Net interest spread			3.16%			3.18%
Net interest income and net interest margin(2)		$22,112	3.54%		$21,620	3.51%

Non-taxable equivalent net interest margin			3.52%			3.49%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rates.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Six months ended
	June 30, 2018			June 30, 2017
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$87,907	$959	2.20%	$79,251	$398	1.01%
Other short-term investments	9,801	127	2.61	17,402	164	1.90
Investment securities:
Taxable investment securities	377,038	4,328	2.31	356,485	3,386	1.92
Non-taxable investment securities(1)	77,239	1,152	3.01	80,826	1,465	3.66
Total investment securities	454,277	5,480	2.43	437,311	4,851	2.24
Total loans	1,932,975	46,454	4.85	1,955,915	41,355	4.26
FHLB and FRB stock	18,630	509	5.51	19,479	493	5.10
Total interest-earning assets	2,503,590	53,529	4.31	2,509,358	47,261	3.80
Non-earning assets	207,893			219,381
Total assets	$2,711,483			$2,728,739
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,255,857	5,049	0.81	1,160,545	2,956	0.51
Time deposits	143,984	699	0.98	156,423	541	0.70
Brokered deposits	109,058	947	1.75	195,150	1,031	1.07
Total interest-bearing deposits	1,508,899	6,695	0.89	1,512,118	4,528	0.60
Total borrowings	171,419	1,450	1.71	204,761	866	0.85
Total long-term debt	49,571	1,652	6.72	49,402	1,647	6.72
Total interest-bearing liabilities	1,729,889	9,797	1.14	1,766,281	7,041	0.80
Demand deposits	635,906			623,344
Other liabilities	35,990			26,547
Shareholders' equity	309,698			312,567
Total liabilities and shareholders' equity	$2,711,483			$2,728,739
Net interest spread			3.17%			3.00%
Net interest income and net interest margin(2)		$43,732	3.52%		$40,220	3.23%

Non-taxable equivalent net interest margin			3.51%			3.19%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for the six months ended June 30, 2018 and 35% for the six months ended June 30, 2017, reflecting the statutory federal income tax rates.

(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$1,612	$835	$1,487	$3,274	$1,744	$777	$(132)
Total loans held for sale	$1,612	$835	$1,487	$3,274	$1,744	$777	$(132)

Loans held for investment
Commercial loans:
Commercial and industrial	$610,024	$636,181	$615,359	$562,426	$578,888	$(26,157)	$31,136
Commercial real estate:
Multifamily	99,140	99,227	99,553	91,219	113,571	(87)	(14,431)
Owner occupied	367,441	353,235	346,746	348,447	351,733	14,206	15,708
Investment	455,401	461,638	494,116	505,188	517,571	(6,237)	(62,170)
Construction and land:
1-4 family residential construction	6,178	6,571	6,906	9,644	11,711	(393)	(5,533)
Other construction, development, and land	140,026	139,333	108,589	122,436	113,347	693	26,679
Mortgage warehouse loans	38,352	44,575	39,981	41,551	47,992	(6,223)	(9,640)
Total commercial loans	1,716,562	1,740,760	1,711,250	1,680,911	1,734,813	(24,198)	(18,251)

Residential:
Residential mortgages	103,468	105,255	104,484	101,976	101,798	(1,787)	1,670
Home equity	66,974	70,712	76,244	78,773	79,769	(3,738)	(12,795)
Total residential loans	170,442	175,967	180,728	180,749	181,567	(5,525)	(11,125)

Consumer	32,231	30,966	29,393	31,750	31,981	1,265	250
Other	17,997	15,181	16,278	16,106	18,013	2,816	(16)
	1,937,232	1,962,874	1,937,649	1,909,516	1,966,374	(25,642)	(29,142)
Less net deferred fees and other unearned income	(2,921)	(3,453)	(3,810)	(4,084)	(4,283)	532	1,362
Total loans held for investment	$1,934,311	$1,959,421	$1,933,839	$1,905,432	$1,962,091	$(25,110)	$(27,780)

Total loans	$1,935,923	$1,960,256	$1,935,326	$1,908,706	$1,963,835	$(24,333)	$(27,912)

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2018		2017
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Balance at beginning of period	$19,885	$19,344	$18,870	$21,870	$19,939
Provision for loan losses	(173)	811	312	314	2,048
Provision for PCI loan losses	—	(39)	(30)	8	(68)
Loans charged-off:
Commercial and industrial	—	(126)	—	(3,292)	—
Commercial real estate	(50)	—	—	—	—
Construction and land	—	—	—	(16)	—
Residential mortgages	—	(70)	—	—	—
Home equity	(102)	(58)	—	(31)	(8)
Consumer	(10)	(3)	(13)	(7)	(57)
Other	—	—	—	—	—
Total loans charged-off	(162)	(257)	(13)	(3,346)	(65)
Recoveries on loans previously charged-off:
Commercial and industrial	—	19	192	1	7
Commercial real estate	28	—	—	—	2
Construction and land	—	—	1	15	—
Residential mortgages	—	—	—	—	1
Home equity	—	—	—	—	1
Consumer	5	7	12	8	5
Other	—	—	—	—	—
Total recoveries	33	26	205	24	16
Net charge-offs	$(129)	$(231)	$192	$(3,322)	$(49)
Balance at period end	$19,583	$19,885	$19,344	$18,870	$21,870

Loans held for investment
PCI Loans	$10,620	$11,837	$11,754	$12,090	$11,510
Non-PCI Loans	1,923,691	1,947,584	1,922,085	1,893,342	1,950,581
	$1,934,311	$1,959,421	$1,933,839	$1,905,432	$1,962,091

Non-performing loans - PCI	$969	$1,217	$1,211	$1,289	$1,310

Non-performing loans - Non-PCI	$2,406	$2,501	$2,912	$4,553	$12,300
Foreclosed properties (OREO)	1,288	927	1,215	1,494	1,819
Total nonperforming assets	$3,694	$3,428	$4,127	$6,047	$14,119

Allowance for loan losses to loans held for investment	1.01%	1.01%	1.00%	0.99%	1.11%
Net charge-offs to average loans (1)	0.03	0.05	(0.04)	0.68	0.01
Nonperforming loans as a percentage of total loans (2)	0.12	0.13	0.15	0.24	0.63
Nonperforming assets as a percentage of total assets (2)	0.14	0.13	0.14	0.23	0.52

(1)Annualized. (2)Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	Linked Quarter Change	Year Over Year Change

DDA	$595,867	$599,838	$732,442	$599,292	$612,744	$(3,971)	$(16,877)
NOW	332,481	302,636	306,331	270,740	250,254	29,845	82,227
Savings	27,559	29,407	26,573	30,131	30,170	(1,848)	(2,611)
Money Market	865,913	911,449	1,117,891	865,238	882,824	(45,536)	(16,911)
Time	152,111	140,594	138,612	144,250	142,915	11,517	9,196
Brokered	92,656	112,376	128,816	193,994	195,047	(19,720)	(102,391)
Total Deposits	$2,066,587	$2,096,300	$2,450,665	$2,103,645	$2,113,954	$(29,713)	$(47,367)

Payments Clients	$251,748	$311,943	$405,873	$239,079	$250,104	$(60,195)	$1,644

Average Deposits(1)

	2018		2017			Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

DDA	$633,113	$638,730	$649,218	$628,029	$626,330	$(5,617)	$6,783
NOW	364,362	329,171	338,741	291,810	293,160	35,191	71,202
Savings	28,239	29,609	29,851	30,236	30,468	(1,370)	(2,229)
Money Market	861,552	898,800	907,524	870,618	860,116	(37,248)	1,436
Time	148,134	139,788	140,921	143,862	149,898	8,346	(1,764)
Brokered	100,425	117,787	128,594	156,708	198,703	(17,362)	(98,278)
Total Deposits	$2,135,825	$2,153,885	$2,194,849	$2,121,263	$2,158,675	$(18,060)	$(22,850)

Payments Clients	$219,016	$256,794	$234,558	$209,851	$244,157	$(37,778)	$(25,141)

Noninterest bearing deposits as a percentage of average deposits	29.6%	29.7%	29.6%	29.6%	29.0%
Cost of deposits	0.69%	0.57%	0.52%	0.50%	0.46%

(1) Includes average balances of deposits to be assumed in branch sale.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2018		2017			For the six months ended June 30,
(in thousands, except share and per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2018	2017

Taxable equivalent interest income reconciliation
Interest income - GAAP	$27,346	$25,982	$25,137	$24,351	$24,322	$53,328	$46,783
Taxable equivalent adjustment	98	103	213	215	223	201	478
Interest income - taxable equivalent	$27,444	$26,085	$25,350	$24,566	$24,545	$53,529	$47,261

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$22,014	$21,517	$21,109	$20,291	$20,489	$43,531	$39,742
Taxable equivalent adjustment	98	103	213	215	223	201	478
Net interest income - taxable equivalent	$22,112	$21,620	$21,322	$20,506	$20,712	$43,732	$40,220

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.52%	3.49%	3.35%	3.23%	3.23%	3.51%	3.19%
Impact of taxable equivalent adjustment	0.02	0.02	0.04	0.03	0.03	0.01	0.04
Net interest margin - taxable equivalent	3.54%	3.51%	3.39%	3.26%	3.26%	3.52%	3.23%

Operating noninterest income reconciliation
Noninterest income - GAAP	$5,331	$3,983	$3,568	$3,477	$5,287	$9,314	$9,144
Gain on sale of trust company	(1,681)	—	—	—	—	(1,681)	—
Operating noninterest income	$3,650	$3,983	$3,568	$3,477	$5,287	$7,633	$9,144

Operating income before income taxes reconciliation
Income before income taxes - GAAP	$10,157	$6,336	$3,801	$5,942	$6,173	$16,493	$10,905
Taxable equivalent adjustment	98	103	213	215	223	201	478
Gain on sale of trust company	(1,681)	—	—	—	—	(1,681)	—
Operating income before income taxes	$8,574	$6,439	$4,014	$6,157	$6,396	$15,013	$11,383

Operating income tax reconciliation
Income tax expense - GAAP	$2,006	$1,298	$19,138	$1,890	$1,844	$3,304	$3,346
Taxable equivalent adjustment	98	103	213	215	223	201	478
Gain on sale of trust company, tax expense	(420)	—	—	—	—	(420)	—
Revaluation of net deferred tax asset	—	—	(17,398)	—	—	—	—
Operating income tax expense	$1,684	$1,401	$1,953	$2,105	$2,067	$3,085	$3,824

Operating net income reconciliation
Net income (loss) - GAAP	$8,151	$5,038	$(15,337)	$4,052	$4,329	$13,189	$7,559
Gain on sale of trust company, net of income tax	(1,261)	—	—	—	—	(1,261)	—
Revaluation of net deferred tax asset	—	—	17,398	—	—	—	—
Operating net income	$6,890	$5,038	$2,061	$4,052	$4,329	$11,928	$7,559

Operating diluted earnings per share reconciliation
Diluted earnings (loss) per share - GAAP	$0.31	$0.19	$(0.60)	$0.16	$0.17	$0.51	$0.29
Net gain on sale of trust company	(0.05)	—	—	—	—	(0.05)	—
Revaluation of net deferred tax asset	—	—	0.68	—	—	—	—
Diluted earnings per share - operating	$0.26	$0.19	$0.08	$0.16	$0.17	$0.46	$0.29

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2018		2017			For the six months ended June 30,
(in thousands, except share and per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2018	2017

Tangible book value per common share reconciliation
Total shareholders’ equity	$316,770	$307,059	$308,425	$324,754	$319,435	$316,770	$319,435
Intangible assets	(23,662)	(24,050)	(24,393)	(24,760)	(25,151)	(23,662)	(25,151)
Total tangible common equity	$293,108	$283,009	$284,032	$299,994	$294,284	$293,108	$294,284
Common shares outstanding	26,102,217	25,772,208	25,712,909	25,716,418	25,654,521	26,102,217	25,654,521
Book value per common share - GAAP	$12.14	$11.91	$11.99	$12.63	$12.45	$12.14	$12.45
Tangible book value	11.23	10.98	11.05	11.67	11.47	11.23	11.47

Return on average equity reconciliation
Net income (loss) - GAAP	$8,151	$5,038	$(15,337)	$4,052	$4,329	$13,189	$7,559
Gain on sale of trust company, net of income tax	(1,261)	—	—	—	—	(1,261)	—
Revaluation of net deferred tax asset	—	—	17,398	—	—	—	—
Operating net income	$6,890	$5,038	$2,061	$4,052	$4,329	$11,928	$7,559
Average shareholders' equity	$312,543	$306,821	$326,059	$323,832	$316,825	$309,698	$312,567
Return on average equity - GAAP	10.46%	6.66%	(18.66)%	4.96%	5.48%	8.59%	4.88%
Return on average equity - operating	8.84	6.66	2.51	4.96	5.48	7.77	4.88

Return on average assets reconciliation
Net income (loss) - GAAP	$8,151	$5,038	$(15,337)	$4,052	$4,329	$13,189	$7,559
Gain on sale of trust company, net of income tax	(1,261)	—	—	—	—	(1,261)	—
Revaluation of net deferred tax asset	—	—	17,398	—	—	—	—
Operating net income	$6,890	$5,038	$2,061	$4,052	$4,329	$11,928	$7,559
Average assets	$2,718,071	$2,704,822	$2,720,070	$2,701,387	$2,762,389	$2,711,483	$2,728,739
Return on average assets - GAAP	1.20%	0.76%	(2.24)%	0.60%	0.63%	0.98%	0.56%
Return on average assets - operating	1.02	0.76	0.30	0.60	0.63	0.89	0.56

Efficiency ratio reconciliation
Noninterest income - GAAP	$5,331	$3,983	$3,568	$3,477	$5,287	$9,314	$9,144
Gain on sale of trust company	(1,681)	—	—	—	—	(1,681)	—
Operating noninterest income	$3,650	$3,983	$3,568	$3,477	$5,287	$7,633	$9,144
Noninterest expense - GAAP	$17,361	$18,392	$20,594	$17,504	$17,623	$35,753	$35,367
Net interest income	$22,014	$21,517	$21,109	$20,291	$20,489	$43,531	$39,742
Efficiency ratio	67.65%	72.13%	83.45%	73.65%	68.37%	69.88%	72.35%

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$316,770	$307,059	$308,425	$324,754	$319,435	$316,770	$319,435
Intangible assets	(23,662)	(24,050)	(24,393)	(24,760)	(25,151)	(23,662)	(25,151)
Total tangible common equity	$293,108	$283,009	$284,032	$299,994	$294,284	$293,108	$294,284

Total assets	$2,690,674	$2,718,665	$2,891,421	$2,638,412	$2,702,575	$2,690,674	$2,702,575
Intangible assets	(23,662)	(24,050)	(24,393)	(24,760)	(25,151)	(23,662)	(25,151)
Total tangible assets	$2,667,012	$2,694,615	$2,867,028	$2,613,652	$2,677,424	$2,667,012	$2,677,424
Tangible common equity to tangible assets	10.99%	10.50%	9.91%	11.48%	10.99%	10.99%	10.99%